FORM 8-A


                       Securities and Exchange Commission
                             Washington, D.C. 20549


                For registration of certain classes of securities
                        pursuant to section 12(b) or (g)
                     of the Securities Exchange Act of 1934


                       International Financial Group, Inc.
             (Exact name of registrant as specified in its charter)

                                 Cayman Islands
                    (State of incorporation or organization)

           Suite 4, Temple Building, Main and Prince William Streets,
                             Charlestown, Nevis, WI
                    (Address of principal executive offices)


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
Ordinary Shares                                                      NASD OTC BB



     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]


     Securities Act registration statement file number to which this form relates: 333-59108.


     Securities to be registered pursuant to Section 12(g) of the Act:


                              Ordinary Shares
                              (Title of class)


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Item 1. Description of Registrant's Securities to be Registered.

The description of securities to be registered have been detailed in the Company's F-1 filed with and declared effective by the Commission on October 31, 2001.


Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

All exhibits defining the rights of the holders of each class of ordinary shares of the Company, including any contracts or other documents which limit or qualify the rights of such holders have been detailed in the Company's F-1 filed with and declared effective by the Commission on October 31, 2001.



                                    Signature


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Registrant:   International Financial Group, Inc.


Date:   August 7, 2002


By: /s/ Kevin C. Mellor
   -------------------------------------------------------------------
   Kevin C. Mellor, President and Chief Executive Officer and Director